Exhibit 99.1

NeoGenomics Reports 17% Revenue Growth to Record $69 Million

Ft. Myers, Florida - October 30, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the third quarter of 2018.

Third Quarter 2018 Highlights:

• 17% increase in consolidated revenue
• 14% increase in clinical genetic testing volume(1)
• 21% increase in Pharma Services revenue; 75% increase in Pharma Services backlog
• Completed $135 million, net equity offering
• Announced acquisition of Genoptix in October for $125 million in cash and 1 million shares of NeoGenomics common stock

Consolidated Revenues for the third quarter of 2018 were $69.1 million, an increase of 17% over the same period in 2017. Clinical genetic test volume(1) increased by 14% year over year. Average revenue per clinical genetic test (“Revenue per Test”) increased by 3% to $320.

Consolidated gross profit improved by $7.4 million, or 30%, to $32.3 million and consolidated gross margin improved by approximately 468 basis points year-over-year to 47%. Gross margin improvement was primarily driven by productivity gains, cost efficiencies, and the impact of Hurricanes in the 2017 results.  Average cost-of-goods-sold per clinical genetic test ("Cost per Test") decreased by 6%.

Consolidated operating expenses increased by $1.4 million, or 5% from the prior year, primarily due to increases in payroll and payroll related costs as a result of an increased number of employees as well as increases in professional fees.

Net income in Quarter 3 was $2.0 million compared to net loss of $4.3 million in the prior year’s third quarter.

Adjusted EBITDA(2) was $11.3 million in Quarter 3, a 53% improvement from the prior year. Adjusted Net Income(2) was $4.6 million compared to Adjusted Net Loss of $0.6 million in the prior year.

Cash collections remained strong and the Company successfully completed a $135 million equity offering during the quarter. Days Sales Outstanding (“DSO”) increased by 2 days from the second quarter of 2018 to 84 days.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “Third quarter results were outstanding. Clinical and Pharma Services Divisions each reported record revenue. Test volume growth in our Clinical Division remained strong driven by gains in market share, and our reimbursement initiatives began to have some impact. Pharma Services Division growth reflects our ability secure larger contracts and more later-stage clinical trials.

We were also pleased to achieve record levels of profitability. Productivity gains and quality and process improvement initiatives helped drive down the average cost-per-test, and margins improved dramatically. Adjusted EBITDA improved despite our investments in a variety of future growth initiatives.

Looking forward, we are excited about a number of significant new customer wins in both divisions, and about several new strategic opportunities. We are also excited about our recently announced acquisition of Genoptix, and are beginning to plan for the integration activities. Our teams are energized about our increasing ability to provide even better service to all segments of the oncology market, including oncologists, pathologists, hospitals, and the Pharma industry.”

2018 Financial Outlook:

Due to the improved operating performance and an estimated $2.6 million of non-recurring acquisition related transaction expenses, NeoGenomics is updating its 2018 revenue and earnings guidance (all figures in millions, except per share amounts).

	Previous Guidance	Updated Guidance
Consolidated Revenue	$260 - $272	$270 - $272
Net Income Available to Common Stockholders	$1.2 - $5.2	$4.0 - $5.0
Adjusted EBITDA(2)	$39 - $43	$40 - $42
GAAP Diluted EPS	$0.01 - $0.06	$0.04 - $0.05
Adjusted Diluted EPS(2)	$0.12 - $0.17	$0.17 - $0.19

Please also refer to the tables reconciling forecasted Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA to their closest GAAP equivalents in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by  PathLogic.

(2) NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a web-cast and conference call to discuss their third quarter results on Tuesday, October 30, 2018 at 8:30 AM EDT. Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM on November 6, 2018, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 37546. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/event/37546. An archive of the web-cast will be available until 08:30 AM on January 30, 2019.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP and CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2018 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2018. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

ASSETS	September 30, 2018	December 31, 2017 (Restated)
Cash and cash equivalents	$118,440	$12,821
Accounts receivable	62,694	60,427
Inventory	6,829	7,474
Other current assets	6,307	5,153
Total current assets	194,270	85,875
Property and equipment (net of accumulated depreciation of $49,492 and $40,530, respectively)	41,004	36,504
Intangible assets, net	69,909	74,165
Goodwill	147,019	147,019
Other assets	2,937	891
TOTAL ASSETS	$455,139	$344,454

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$33,163	$27,482
Short-term portion of capital leases and senior debt	13,892	8,989
Total current liabilities	47,055	36,471

Long-term portion of capital leases and senior debt	96,427	96,435
Long-term pharma contract liability	1,199	283
Deferred income tax liability, net	6,899	6,688
Total long-term liabilities	104,525	103,406
TOTAL LIABILITIES	151,580	139,877

Series A Redeemable Convertible Preferred Stock	—	32,615
Stockholders' Equity	303,559	171,962
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$455,139	$344,454

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Revenue:
Clinical testing	$59,449	$51,187	$175,960	$159,642
Pharma Services	9,647	7,950	24,306	19,188
Total Revenue	69,096	59,137	200,266	178,830

COST OF REVENUE	36,775	34,242	110,111	103,634
GROSS PROFIT	32,321	24,895	90,155	75,196

Operating expenses:
General and administrative	21,055	18,268	59,106	53,717
Research and development	446	1,270	2,475	3,080
Sales and marketing	6,900	6,363	21,355	18,142
Loss on sale/impairment	—	1,058	—	1,058
Total operating expenses	28,401	26,959	82,936	75,997
Income (Loss) From Operations	3,920	(2,064)	7,219	(801)

Interest expense, net	1,873	1,398	4,766	4,173
Other (income) expense	(30)	—	31	—
Income (loss) before taxes	2,077	(3,462)	2,422	(4,974)
Income tax expense (benefit)	54	802	135	(30)
Net Income (Loss)	2,023	(4,264)	2,287	(4,944)

Deemed dividends on preferred stock	—	912	1,950	2,734
Amortization of preferred stock beneficial conversion feature	—	1,739	3,677	5,122
Gain on redemption of preferred stock	—	—	(9,075)	—
Net Income (Loss) Attributable to Common Stockholders	$2,023	$(6,915)	$5,735	$(12,800)

Income (Loss) per Common Share:
Basic	$0.02	$(0.09)	$0.07	$(0.16)
Diluted	$0.02	$(0.09)	$0.06	$(0.16)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	87,253	79,617	87,381	79,208
Diluted	90,899	79,617	89,925	79,208

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2018	2017 (Restated)
Net income (loss)	$2,287	$(4,944)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,477	11,739
Amortization of intangibles	4,255	5,201
Amortization of debt issue costs	392	330
Loss on disposal of assets	278	—
Loss on sale of Path Logic	—	1,058
Stock based compensation	5,148	5,812
Changes in assets and liabilities, net	5,496	(6,918)
NET CASH PROVIDED BY OPERATING ACTIVITIES	29,333	12,278

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(11,091)	(10,167)
NET CASH USED IN INVESTING ACTIVITIES	(11,091)	(10,167)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment) advances on revolving credit facility, net	(20,000)	2,496
Redemption of preferred stock	(50,096)	—
Repayment of capital lease obligations, loans	(4,774)	(4,126)
Repayment of term loan and revolving credit facility	(8,587)	(2,816)
Proceeds from term loan	30,000	—
Payments of debt issue costs	(576)	—
Issuance of common stock	141,595	2,218
Payments of equity issue costs	(150)	(197)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	87,412	(2,425)
Effects of foreign exchange rate changes on cash and cash equivalents	(35)	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	105,619	(314)

CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD	12,821	12,525
CASH AND CASH EQUIVALENTS, END OF PERIOD	$118,440	$12,211

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$4,722	$3,879
Income taxes paid, net of refunds	(76)	272

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease/loan obligations	$7,569	$3,240

Use of Non-GAAP Financial Measures
The Company's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company's business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company's financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company's recorded costs against its net revenue. In addition, the Company's definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

"Adjusted EBITDA" is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, non-cash stock-based compensation expense, and if applicable in a reporting period, acquisition-related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

"Adjusted Net Income" is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period, (v) acquisition related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

"Adjusted Diluted EPS" is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics' basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

Amortization of intangible assets - The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre- and post-acquisition.

Deemed dividends on preferred stock - GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock would be outstanding for its entire ten-year term. In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for "paid in kind" stock dividends in the early years. Since such implied dividends were not paid in cash, and since the Company believed that such preferred stock would have been redeemed within the first three years it was outstanding, before any significant dividends accrued under the contractual terms, the Company believed these non-cash expenses were not meaningful in evaluating the operating performance of the Company and it would have been misleading to not adjust for such expenses across reporting periods.

Amortization of preferred stock beneficial conversion feature - This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock. The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Loss on sale of business – The impact of disposals of assets or businesses have been excluded as these losses represent infrequent transactions that impact the comparability between operating periods. We believe the adjustment of these losses supplements the GAAP information by providing a measure that may be used to assess the sustainability of our operating performance.

Non-cash, stock-based compensation expenses - Because many of the company's full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees. Prior to ASU 2018-07, which we adopted in the second quarter of 2018, GAAP provided that variable stock- based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company's stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses. Without adjusting for these non-cash expenses, the Company believed it would have been been difficult to compare financial results from core operations across reporting periods on a consistent basis.

Moving expenses - These expenses include costs associated with the move of our Houston, Texas facility in 2018 and the move of our Irvine, California facility in 2017 as well as restoring these facilities back to their original condition at the end of the lease terms. We are adjusting for these costs in Adjusted EBITDA as the moves were related to the Clarient acquisition and will not be annually recurring. Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Income (Loss) (GAAP)	$2,023	$(4,264)	$2,287	$(4,944)
Adjustments to Net Income (Loss):
Interest expense, net	1,873	1,398	4,766	4,173
Income tax expense (benefit)	54	802	135	(30)
Amortization of intangibles	1,421	1,751	4,255	5,201
Depreciation	4,034	3,833	11,477	11,739
EBITDA	9,405	3,520	22,920	16,139
Further Adjustments to EBITDA:
Facility moving expenses/other	670	5	2,486	620
Loss on sale of business	—	1,058	—	1,058
Non-cash, stock-based compensation	1,191	2,760	5,148	5,812
Adjusted EBITDA (non-GAAP)	$11,266	$7,343	$30,554	$23,629

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Income (Loss) attributable to common stockholders (GAAP)	$2,023	$(6,915)	$5,735	$(12,800)
Adjustments to Net Income (loss) net of tax:
Amortization of intangibles	1,123	1,156	3,362	3,433
Deemed dividends on preferred stock	—	912	10,198	2,734
Amortization of preferred stock beneficial conversion feature	—	1,739	(13,646)	5,122
Loss on sale of business	—	698	—	698
Non-cash stock-based compensation expenses	941	1,822	4,068	3,837
Facility moving expenses/other	530	3	1,964	409
Adjusted Net Income (non-GAAP)	$4,617	$(585)	$11,681	$3,433

Net income (loss) per common share (GAAP)
Diluted EPS	$0.02	$(0.09)	$0.06	$(0.16)
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.01	0.01	0.04	0.04
Deemed dividends on preferred stock	—	0.01	0.11	0.03
Amortization of preferred stock beneficial conversion feature	—	0.02	(0.15)	0.06
Loss on sale of business	—	0.01	—	0.01
Non-cash stock based compensation expenses	0.01	0.02	0.05	0.05
Facility moving expenses/other	0.01	—	0.02	0.01
Rounding and impact of including preferred shares and stock options in Adj. Diluted Shares in net loss periods (3)	—	0.01	—	—
Adjusted Diluted EPS (non-GAAP)	$0.05	$(0.01)	$0.13	$0.04

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	90,899	79,617	89,925	79,208
Options and restricted stock not included in GAAP Diluted Shares (using treasury stock method)	28	2,267	69	1,530
Weighted Avg. Preferred Shares (as converted)	—	6,600	—	6,600
Adjusted Diluted Shares outstanding (non-GAAP)	90,927	88,484	89,994	87,338

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(3) This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

GAAP net income available to common stockholders in 2018 will be impacted by certain charges, including: (i) expenses related to variable stock-based compensation, (ii) approximately $4.5 million of expense related to the amortization of customer lists and other intangibles, (iii) approximately $3.5 million net gain related to preferred stock, comprised of a $9.1 million gain on redemption of preferred stock, offset by $5.6 million in deemed preferred stock dividends and amortization of the beneficial conversion feature, (iv) approximately $2.0 million in costs related to the Houston expansion, and (v) approximately $2.6 million in acquisition related transaction expenses and non-recurring charges.  These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.

The following table reconciles our 2018 outlook for Net Income and EPS to the corresponding non-GAAP measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2018
	Low Range	High Range
Net income attributable to common stockholders (GAAP)	$4,000	$5,000
Amortization of intangibles	4,500	4,500
Non-cash, stock-based compensation (4)	6,000	7,000
Acquisition related transaction expenses	2,600	2,600
Facility moving expenses	2,000	2,000
Preferred stock dividends and amortization of BCF	(3,500)	(3,500)
Adjusted Net Income (non-GAAP)	$15,600	$17,600
Interest and taxes	7,900	7,900
Depreciation	16,500	16,500
Adjusted EBITDA (non-GAAP)	$40,000	$42,000

Net income per common share (GAAP)
Diluted EPS	$0.04	$0.05
Adjustments to diluted loss per share:
Amortization of intangibles	0.05	0.05
Non-cash, stock based compensation expenses	0.07	0.08
Acquisition related transaction expenses	0.03	0.03
Facility moving expenses	0.02	0.02
Preferred stock dividends and amortization of BCF	(0.04)	(0.04)
Adjusted Diluted EPS (non-GAAP)	$0.17	$0.19

Weighted average assumed shares outstanding in 2018:
Diluted Common Shares (GAAP)	85,600	85,600
Options and restricted stock not included in diluted shares	2,600	2,600
Series A Preferred Stock outstanding	3,300	3,300
Adjusted diluted shares outstanding (non-GAAP)	91,500	91,500

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(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company's stock price in 2018 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Pharma Revenue, Cost of Revenue and Gross Margin

	Three Months Ended September 30,			Nine Months Ended September 30,
Pharma Operations:	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Pharma Revenue	$9,647	$7,950	21.4%	$24,306	$19,188	26.7%
Cost of Revenue	$5,266	$4,092	28.7%	$15,525	$11,780	31.8%
Gross Margin	$4,381	$3,858	13.6%	$8,781	$7,408	18.5%

Supplemental Information
Clinical Genetic(5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue (Unaudited, in thousands, except test and requisition data)

	Three Months Ended September 30,			Nine Months Ended September 30,
Clinical Genetic Operations:	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Requisitions received (cases)	108,467	98,031	10.6%	323,682	291,806	10.9%
Number of tests performed	185,738	163,289	13.7%	551,721	482,476	14.4%
Average number of tests/requisition	1.71	1.67	2.8%	1.70	1.65	3.1%

Total clinical genetic testing revenue	$59,449	$50,740	17.2%	$175,960	$156,127	12.7%
Average revenue/requisition	$548	$518	5.9%	$544	$535	1.6%
Average revenue/test	$320	$311	3.0%	$319	$324	(1.4)%

Cost of revenue	$31,509	$29,652	6.3%	$94,586	$87,889	7.6%
Average cost/requisition	$290	$302	(4.0)%	$292	$301	(3.0)%
Average cost/test	$170	$181	(6.3)%	$171	$182	(5.9)%

_____________________

(5) Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

Supplemental Information
Quarterly Impact of ASU 606 Adoption
(in thousands)

	As Previously Reported
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$56,690	$59,791	$56,186	$59,079	$231,748
Pharma Services	4,986	6,299	6,866	8,713	26,863
Total Revenue	61,676	66,090	63,052	67,792	258,611
Gross Profit	27,196	31,178	28,810	33,132	120,316
Total operating expenses	27,311	29,864	32,172	28,645	117,992
Income (Loss) from Operations	(115)	1,314	(3,362)	4,487	2,324
Interest expense	$1,364	$1,411	$1,398	$1,368	$5,540
Other expense	—	—	—	265	265
Income tax (benefit) expense	(825)	(54)	340	(2,096)	(2,635)
Net Income (Loss)	$(654)	$(43)	$(5,100)	$4,950	$(846)

	Adjustments due to adoption of accounting standard
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$(3,783)	$(4,244)	$(4,999)	$(5,623)	$(18,651)
Pharma Services	(465)	418	1,084	(747)	291
Total Revenue	(4,248)	(3,826)	(3,915)	(6,370)	(18,360)
Gross Profit (Loss)	(4,248)	(3,826)	(3,915)	(6,370)	(18,359)
Total operating expenses	(3,783)	(4,353)	(5,213)	(5,588)	(18,937)
Income (Loss) from Operations	(465)	527	1,298	(782)	578
Interest expense	—	—	—	—	—
Other expense	—	—	—	253	253
Income tax (benefit) expense	46	1	462	(128)	381
Net Income (Loss)	$(511)	$526	$836	$(401)	$450

	As Restated
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$52,907	$55,547	$51,187	$53,456	$213,097
Pharma Services	4,521	6,717	7,950	7,966	27,154
Total Revenue	57,428	62,264	59,137	61,422	240,251
Gross Profit	22,948	27,352	24,895	26,762	101,957
Total operating expenses	23,528	25,511	26,959	23,057	99,055
Income (Loss) from Operations	(580)	1,841	(2,064)	3,705	2,902
Interest expense	1,364	1,411	1,398	1,368	5,540
Other expense	—	—	—	(12)	(12)
Income tax (benefit) expense	(779)	(53)	802	(2,224)	(2,254)
Net Income (Loss)	$(1,165)	$483	$(4,264)	$4,549	$(396)